Exhibit 99.1 PRESS RELEASE CONTACT: Vectrus Mike Smith, CFA 719-637-5773 michael.smith@vectrus.com Vectrus Announces Strong First Quarter 2020 Results • Q1 revenue +8% Y/Y to $352 million; Organic revenue1 +4% Y/Y • Q1 diluted EPS of $0.74; Adjusted diluted EPS1 of $0.75, +9% Y/Y • Won position on $6.4 billion AFCAP V IDIQ contract • Backlog grew 48% sequentially to $4.1 billion providing visibility in 2020 and beyond • Reiterating 2020 guidance, actively monitoring COVID-19 response and LOGCAP V phase in schedule COLORADO SPRINGS, Colo., May 12, 2020 — Vectrus, Inc. (NYSE:VEC) announced first quarter 2020 financial results for the quarter ended April 3, 2020. “Vectrus provides critical infrastructure support services globally for a variety of national security missions. This core competency combined with our backlog of long-term contracts with the U.S. government creates operating and financial resiliency, with predictable free cash flow, that is foundational to our business model,” said Chuck Prow, president and chief executive officer. “Our first quarter revenue grew 8% with minimal impact from COVID-19, and adjusted EBITDA margin expanded year-over-year. Additionally, our growth focused campaigns continue to drive results as we recorded wins with the Army, Navy and Air Force, including a position on the AFCAP V $6.4 billion IDIQ contract vehicle. Our response to the COVID-19 pandemic has been measured, deliberate and client centric, keeping our clients, employees and partners safe while executing consistently on our programs. We are proud of the contributions our teams are making to support our men and women on the front lines at such a difficult time.” First Quarter 2020 Results First quarter 2020 revenue of $351.7 million increased $25.8 million or 8% compared to first quarter 2019. The company saw increased revenue across all geographic regions with revenue growth of 15% in Europe, 14% in the United States, and 5% in the Middle East. Organic revenue growth was 4% in the first quarter 2020. 1

Exhibit 99.1 For the first quarter 2020, operating income was $12.5 million or 3.5% margin. EBITDA1 was $14.5 million or 4.1% margin for the first quarter 2020, compared to $11.8 million or 3.6% margin in the first quarter 2019. Adjusted EBITDA1 was $14.6 million or 4.2% margin for the first quarter 2020, compared to $12.8 million or 3.9% margin in the first quarter 2019. First quarter 2020 diluted EPS was $0.74 compared to $0.62 in the first quarter 2019. Adjusted diluted EPS1 for the first quarter 2020 was $0.75. The company's effective tax rate in the first quarter 2020 was 19.6%, compared to 19.8% in the first quarter 2019. On an adjusted basis diluted EPS grew 8.7% in the first quarter 2020. “I’m pleased to announce that we were able to post strong top and bottom-line growth despite COVID-19, which reinforces the resiliency of our business,” said Susan Lynch, senior vice president and chief financial officer. “We estimate that COVID-19 impacted first quarter 2020 revenue and earnings per share by $2.2 million and $0.02, respectively.” Net cash provided by operating activities for the quarter ended April 3, 2020 was $1.1 million, compared to net cash used by operating activities of $6.4 million in the first quarter of 2019. Days sales outstanding (DSO) was 66 days in the first quarter of 2020. Net debt at April 3, 2020 was $37.8 million, essentially unchanged from 2019 year-end, equating to a 0.5x net debt to consolidated EBITDA1 ratio. Total debt at April 3, 2020 was $184.0 million, up $110.0 million from $74.0 million at March 29, 2019. Cash at quarter-end was $146.2 million. At the onset of the COVID-19 pandemic, the company preemptively drew $115 million on its revolver to mitigate any liquidity issues that might have arisen as a result of the pandemic. The company has subsequently repaid approximately $60 million of borrowings under its revolver. As of April 3, 2020, total consolidated indebtedness to consolidated EBITDA1 (total leverage ratio) was 2.6x. Total backlog in the quarter ended April 3, 2020 was $4.1 billion and funded backlog was $1.1 billion. The trailing twelve-month book-to-bill was 1.5x as of April 3, 2020. “Backlog grew 48% sequentially to a record $4.1 billion and drove a 1.5x trailing twelve-month book-to-bill ratio,” said Lynch. “The size of our backlog is an attractive attribute of our business, representing 2.7 times the midpoint of our 2020 full year revenue guidance, providing visibility into the remainder of the year and beyond.” 2

Exhibit 99.1 Reiterating 2020 Guidance Vectrus is reiterating its full-year 2020 guidance while actively monitoring COVID-19 response and LOGCAP V phase in schedule. There was minimal impact to revenue and operating income in the first quarter of 2020 due to COVID-19. The pandemic is estimated to have approximately a $20-25 million impact on revenue and a corresponding impact on operating income in the second quarter of 2020. The company continues to work with its clients with regard to its COVID-19 response and LOGCAP V phase in schedule and is maintaining its current guidance range. In addition, guidance assumes capital expenditures of $7.0 million, depreciation and amortization of $8.4 million, mandatory debt payments of $6.5 million, interest expense of $5.6 million, tax rate of 23 percent, and weighted average diluted shares outstanding of 11.8 million at December 31, 2020. 2020 $ millions, except for EBITDA margins and per share amounts 2020 Guidance Mid Revenue $1,475 to $1,525 $1,500 EBITDA Margin* 4.6% to 4.8% 4.7% Diluted Earnings Per Share* $3.48 to $3.81 $3.67 Net Cash Provided by Operating Activities $45.0 to $55.0 $50.0 * EBITDA margin, Diluted Earnings Per Share, and Net Cash Provided by Operating Activities excludes any potential unusual or special one-time items The Company notes that forward-looking statements are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including those factors set forth in the Safe Harbor Statement below. First Quarter 2020 Conference Call Management will conduct a conference call with analysts and investors at 4:30 p.m. ET on Tuesday, May 12, 2020. U.S.-based participants may dial in to the conference call at 877-407-0792, while international participants may dial 201-689-8263. For all other listeners, a live webcast of the conference call will be available on the Vectrus Investor Relations website at http://investors.vectrus.com. An accompanying slide presentation will also be available on the Vectrus Investor Relations website. A replay of the conference call will be posted on the Vectrus website shortly after completion of the call and will be available for one year. A telephonic replay will also be available through May 26, 2020 at 844-512-2921 (domestic) or 412-317-6671 (international) with passcode 13703070. Footnotes: 1 See "Key Performance Indicators and Non-GAAP Financial Measures" for reconciliation. 3

Exhibit 99.1 About Vectrus Vectrus is a leading provider of global service solutions with a history in the services market that dates back more than 70 years. The company provides facility and base operations; supply chain and logistics services; information technology mission support; and engineering and digital technology services primarily to U.S. government customers around the world. Vectrus is differentiated by operational excellence, superior program performance, a history of long-term customer relationships and a strong commitment to its clients’ mission success. Vectrus is headquartered in Colorado Springs, Colo., and includes about 7,200 employees spanning 148 locations in 26 countries and territories across four continents. In 2019, Vectrus generated sales of $1.4 billion. To learn about career opportunities at Vectrus, visit www.vectrus.com/careers. For more information, visit the company’s website at www.vectrus.com or connect with Vectrus on Facebook, Twitter, and LinkedIn. Safe Harbor Statement Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 (the "Act"): Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include, but are not limited to, all of the statements and items listed in the table in "2020 Guidance" above and other assumptions contained therein for purposes of such guidance, other statements about our 2020 performance outlook, five-year growth plan, revenue, DSO’s, contract opportunities, the potential impact of COVID-19, and any discussion of future operating or financial performance. Whenever used, words such as "may," "are considering," "will," "likely," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "could," "potential," "continue," "goal" or similar terminology are forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. 4

Exhibit 99.1 VECTRUS, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED) Three Months Ended April 3, March 29, (In thousands, except per share data) 2020 2019 Revenue $ 351,734 $ 325,906 Cost of revenue 319,693 295,596 Selling, general, and administrative expenses 19,558 19,919 Operating income 12,483 10,391 Interest expense, net (1,703) (1,575) Income from operations before income taxes 10,780 8,816 Income tax expense 2,112 1,742 Net income $ 8,668 $ 7,074 Earnings per share Basic $ 0.75 $ 0.63 Diluted $ 0.74 $ 0.62 Weighted average common shares outstanding - basic 11,545 11,292 Weighted average common shares outstanding - diluted 11,745 11,399 5

Exhibit 99.1 VECTRUS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS April 3, December 31, (In thousands, except share information) 2020 2019 Assets (unaudited) Current assets Cash $ 146,172 $ 35,318 Receivables 263,601 269,144 Costs incurred in excess of billings — — Other current assets 21,212 16,154 Total current assets 430,985 320,616 Property, plant, and equipment, net 18,540 18,844 Goodwill 261,983 261,983 Intangible assets, net 13,911 14,926 Right-of-use assets 12,390 14,654 Other non-current assets 5,789 5,366 Total non-current assets 312,613 315,773 Total Assets $ 743,598 $ 636,389 Liabilities and Shareholders' Equity Current liabilities Accounts payable $ 147,364 $ 148,015 Compensation and other employee benefits 42,131 53,155 Short-term debt 122,000 6,500 Other accrued liabilities 39,331 37,409 Total current liabilities 350,826 245,079 Long-term debt, net 61,139 63,041 Deferred tax liability 47,294 49,407 Other non-current liabilities 20,096 19,997 Total non-current liabilities 128,529 132,445 Total liabilities 479,355 377,524 Shareholders' Equity Preferred stock; $0.01 par value; 10,000,000 shares authorized; No shares issued and outstanding — — Common stock; $0.01 par value; 100,000,000 shares authorized; 11,587,719 and 11,523,691 shares issued and outstanding as of April 3, 2020 and December 31, 2019, respectively 116 115 Additional paid in capital 78,690 78,757 Retained earnings 193,743 185,075 Parent company equity — — Accumulated other comprehensive loss (8,306) (5,082) Total shareholders' equity 264,243 258,865 Total Liabilities and Shareholders' Equity $ 743,598 $ 636,389 6

Exhibit 99.1 VECTRUS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) Three Months Ended April 3, March 29, (In thousands) 2020 2019 Operating activities Net income $ 8,668 $ 7,074 Adjustments to reconcile net income to net cash provided by (used in) operating activities: Depreciation expense 996 788 Amortization of intangible assets 1,015 571 Loss on disposal of property, plant, and equipment — — Stock-based compensation 2,367 1,462 Amortization of debt issuance costs 99 99 Changes in assets and liabilities: Receivables 3,942 (12,650) Other assets (5,715) 94 Accounts payable (162) (11,366) Deferred taxes (1,522) (1,090) Compensation and other employee benefits (9,733) 6,724 Other liabilities 1,181 1,909 Net cash provided by (used in) operating activities 1,136 (6,386) Investing activities Purchases of capital assets and intangibles (917) (9,886) Net cash used in investing activities (917) (9,886) Financing activities Proceeds from issuance of long-term debt — — Repayments of long-term debt (1,500) (1,000) Proceeds from revolver 144,000 48,000 Repayments of revolver (29,000) (48,000) Proceeds from exercise of stock options 1 602 Payments of employee withholding taxes on share-based compensation (1,787) (683) Net cash provided by (used in) financing activities 111,713 (1,081) Exchange rate effect on cash (1,080) (618) Net change in cash 110,853 (17,970) Cash-beginning of year 35,318 66,145 Cash-end of period $ 146,171 $ 48,174 Supplemental disclosure of cash flow information: Interest paid $ 1,469 $ 988 Income taxes paid (refunded) $ 36 $ (296) Non-cash investing activities: Purchase of capital assets on account $ (606) $ (966) Purchase of capital assets on account $ — $ 1,128 7

Exhibit 99.1 Key Performance Indicators and Non-GAAP Measures The primary financial performance measures we use to manage our business and monitor results of operations are revenue trends and operating income trends. Management believes that these financial performance measures are the primary drivers for our earnings and net cash from operating activities. Management evaluates its contracts and business performance by focusing on revenue, operating income and operating margin. Operating income represents revenue less both cost of revenue and selling, general and administrative (SG&A) expenses. Cost of revenue consists of labor, subcontracting costs, materials, and an allocation of indirect costs, which includes service center transaction costs. SG&A expenses consist of indirect labor costs (including wages and salaries for executives and administrative personnel), bid and proposal expenses and other general and administrative expenses not allocated to cost of revenue. We define operating margin as operating income divided by revenue. We manage the nature and amount of costs at the program level, which forms the basis for estimating our total costs and profitability. This is consistent with our approach for managing our business, which begins with management's assessing the bidding opportunity for each contract and then managing contract profitability throughout the performance period. In addition to the key performance measures discussed above, we consider adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, and organic revenue to be useful to management and investors in evaluating our operating performance, and to provide a tool for evaluating our ongoing operations. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives. We provide this information to our investors in our earnings releases, presentations and other disclosures. Adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, and organic revenue, however, are not measures of financial performance under GAAP and should not be considered a substitute for operating income, operating margin, net income and diluted earnings per share as determined in accordance with GAAP. Definitions and reconciliations of these items are provided below. • Adjusted operating income is defined as operating income, adjusted to exclude items that may include, but are not limited to significant charges or credits that impact current results but are not related to our ongoing operations and unusual and infrequent non-operating items, M&A transaction and LOGCAP V pre-operational legal costs that impact current results but are not related to our ongoing operations. • Adjusted operating margin is defined as adjusted operating income divided by revenue. • Adjusted net income is defined as net income, adjusted to exclude items that may include, but are not limited to, significant charges or credits that impact current results but are not related to our ongoing operations and unusual and infrequent non-operating items. 8

Exhibit 99.1 • Adjusted diluted earnings per share is defined as adjusted net income divided by the weighted average diluted common shares outstanding. • EBITDA is defined as operating income, adjusted to exclude depreciation and amortization. • Adjusted EBITDA is defined as EBITDA, adjusted to exclude items that may include, but are not limited to significant charges or credits that impact current results but are not related to our ongoing operations and unusual and infrequent non-operating items, M&A transaction and LOGCAP V pre-operational legal costs that impact current results but are not related to our ongoing operations. • EBITDA margin is defined as EBITDA divided by revenue. • Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue. • Organic revenue is defined as Revenue, adjusted to exclude revenue from acquired companies. 9

Exhibit 99.1

Adjusted Net Income, Adjusted Diluted Earnings Per Share (Non-GAAP Measures)

(In thousands, except per share data)	Three Months Ended April 3, 2020 As Reported	M&A Related Costs[1]	LOGCAP V Pre-Operational Legal Costs[2]	Three Months Ended April 3, 2020 As Reported - Adjusted
Revenue	$ 351,734	$ —	—	$ 351,734
Operating income	$ 12,483		$ 141	$ 12,624
Operating margin	3.5%			3.6%
Interest expense, net	$ (1,703)	$ —	$ —	$ (1,703)
Income from operations before income taxes	$ 10,780	$ —	$ 141	$ 10,921
Income tax expense	$ 2,112	$ —	$ 28	$ 2,140
Income tax rate	19.6%			19.6%
Net income	$ 8,668	$ —	$ 113	$ 8,781
Weighted average common shares outstanding, diluted	11,745			11,745
Diluted earnings per share	$ 0.74			$ 0.75

EBITDA (Non-GAAP Measures)

(in thousands)	Three Months Ended April 3, 2020 As Reported	M&A Related Costs[1]	LOGCAP V Pre-Operational Legal Costs[2]	Three Months Ended April 3, 2020 As Reported - Adjusted
Operating Income	$ 12,483		$ 141	$ 12,624
Add:				
Depreciation and amortization	$ 2,011	$ —	$ —	$ 2,011
EBITDA	$ 14,494	$ —	$ 141	$ 14,635
EBITDA Margin	4.1%			4.2%

[1] 2020 Costs related to M&A and Integration of acquisitions

[2] 2020 LOGCAP V Pre-Operational legal cost

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Exhibit 99.1

Adjusted Net Income, Adjusted Diluted Earnings Per Share (Non-GAAP Measures)

(In thousands, except per share data)	Three Months Ended March 29, 2019 As Reported	M&A Related Costs[1]	LOGCAP V Pre-Operational Legal Costs[2]	Three Months Ended March 28, 2019 As Reported - Adjusted
Revenue	$ 325,906	—	—	$ 325,906
Operating income	$ 10,391	$ 1,045	$ —	$ 11,436
Operating margin	3.2%			3.5%
Interest expense, net	$ (1,575)	$ —	$ —	$ (1,575)
Income from operations before income taxes	$ 8,816	$ 1,045	$ —	$ 9,861
Income tax expense	$ 1,742	$ 207	$ —	$ 1,949
Income tax rate	19.8%			19.8%
Net income	$ 7,074	$ 838	$ —	$ 7,912
Weighted average common shares outstanding, diluted	11,399			11,399
Diluted earnings per share	$ 0.62			$ 0.69

EBITDA (Non-GAAP Measures)

(in thousands)	Three Months Ended March 29, 2019 As Reported	M&A Related Costs[1]	LOGCAP V Pre-Operational Legal Costs[2]	Three Months Ended March 29, 2019 As Reported - Adjusted
Operating Income	$ 10,391	$ 1,045	$ —	$ 11,436
Add:				
Depreciation and amortization	$ 1,359	$ —	$ —	$ 1,359
EBITDA	$ 11,750	$ 1,045	$ —	$ 12,795
EBITDA Margin	3.6%			3.9%

[1] 2020 Costs related to M&A and Integration of acquisitions

[2] 2020 LOGCAP V Pre-Operational legal cost

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Exhibit 99.1 Three Months Three Months Ended April 3, Ended April 3, Three Months 2020 As 2020 As Ended April 3, Reported - (In thousands) Reported 2020 Advantor Organic Revenue $ 351,734 $ 11,186 $ 340,548 Three Months Three Months Three Months Ended March 29, Ended March Ended March 2019 As 29, 2019 As 29, 2019 Reported - (In thousands) Reported Advantor Organic Revenue $ 325,906 $ — $ 325,906 Organic Revenue $ Increase $ 14,642 Organic Revenue % Increase 4.5% 12

Exhibit 99.1

SUPPLEMENTAL INFORMATION

Revenue by client branch, contract type, contract relationship, and geographic region for the periods presented below was as follows:

Revenue by Client

	Three Months Ended			
(In thousands)	April 3, 2020	% of Total	March 29, 2019	% of Total
Army	247,555	70%	226,692	69%
Air Force	73,341	21%	67,931	21%
Navy	15,237	4%	15,088	5%
Other	15,601	5%	16,195	5%
Total revenue	$ 351,734		$ 325,906	

Revenue by Contract Type

	Three Months Ended			
(In thousands)	April 3, 2020	% of Total	March 29, 2019	% of Total
Cost-plus and cost-reimbursable [1]	256,319	73%	251,456	77%
Firm-fixed-price	95,415	27%	74,450	23%
Total revenue	$ 351,734		$ 325,906	

[1] Includes time and material contracts

Revenue by Contract Relationship

	Three Months Ended			
(In thousands)	April 3, 2020	% of Total	March 29, 2019	% of Total
Prime contractor	$ 333,393	95%	$ 307,058	94%
Subcontractor	18,341	5%	18,848	6%
Total revenue	$ 351,734		$ 325,906	

Revenue by Geographic Region

	Three Months Ended			
(In thousands)	April 3, 2020	% of Total	March 29, 2019	% of Total
Middle East	$ 237,937	68%	226,416	69%
United States	81,469	23%	71,388	22%
Europe	32,328	9%	28,102	9%
Total revenue	$ 351,734		$ 325,906	

Source: Vectrus, Inc.

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